EXHIBIT 10.09 AGREEMENT TO SUBLICENSE

AGREEMENT TO SUBLICENSE

     THIS AGREEMENT TO SUBLICENSE (the "Agreement") is made and entered into effective as of the _____ day of January, 1998 by and between Griffin Gold Group, Inc., a Delaware corporation ("Griffin"), and LS Capital Corporation, a Delaware corporation ("LS Capital").
                                     RECITALS:

     WHEREAS, LS Capital and other parties entered into a letter agreement (the "License Agreement") dated March 27, 1997 with Douglas Schmitt ("Schmitt") whereby Schmitt agreed to continue developing on behalf of LS Capital and its subsidiaries a technology for recovering micro fine gold and other precious metals from desert sands (the "Technology"); and

     WHEREAS,  pursuant  to the License  Agreement,  LS Capital has the right to
sublicense  the  Technology  to  its   subsidiaries   and  affiliates  upon  the
fulfillment of certain conditions (the "Conditions Precedent"); and

     WHEREAS, Griffin Gold desires a sublicense of the Technology from LS Capital, and LS Capital is willing to sublicense the Technology to Griffin Gold upon the fulfillment of the Conditions Precedent, upon the terms, provisions and conditions contained hereinafter and in the License Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, $10.00 and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Sublicense. In consideration of the premises and the mutual covenants hereinafter set forth, $10.00 and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by LS Capital, LS Capital hereby agrees to grant to Griffin Gold, upon fulfillment of all Conditions Precedent, a non-exclusive worldwide right and sublicense to the Technology, royalty-free with respect to LS Capital. The grant shall be co-terminus with the license granted in the License Agreement. In this connection and upon fulfillment of the Conditions Precedent, LS Capital agrees to deliver to Griffin Gold an agreement (the "Definitive Agreement") in form satisfactory to LS Capital and Griffin Gold containing customary terms, conditions and provisions with regarding to grants of sublicenses.

     2. Assumption of Obligations. Griffin Gold hereby agrees to assume in the Definitive Agreement all obligations that it owes to Schmitt or that LS Capital would owe to Schmitt by virtue of Griffin Gold's use of the Technology, including, without limitation, all payments of royalties and other amounts that become due to Schmitt under the License Agreement solely by virtue of Griffin Gold's use of the Technology.

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 IN WITNESS  WHEREOF,  the undersigned have set their hands hereunto as of the first date written above.

                                   "GRIFFIN"

                                   GRIFFIN GOLD GROUP, INC.



                                   BY:_________________________________
                                        Richard W. Lancaster, President

                                   ADDRESS:__________________________

                                   ------------------------------------


                                   "LS CAPITAL"

                                   LS CAPITAL CORPORATION



                                   BY:_________________________________
                                        Paul J. Montle, President

                                   ADDRESS:     15915 Katy Freeway,
                                             Suite 250
                                             Houston, Texas 77094